Exhibit 99.1

For more information contact:
Stephen S. Romaine, President & CEO
or Francis M. Fetsko, CFO
Tompkins Financial Corporation 607.273.3210

Gerald J. Klein, Jr. (845) 278-1050
President & CEO, Mahopac National Bank

For Immediate Release
May 9, 2008

Tompkins Financial Completes Acquisition of Sleepy Hollow Bancorp
Former Sleepy Hollow Bank branches now part of Tompkins Financial affiliate Mahopac National Bank

ITHACA, NY – Tompkins Financial Corporation (TMP–American Stock Exchange) announced today that it had completed the acquisition of Sleepy Hollow Bancorp yesterday at close of business. Customer accounts and balances have now been transferred to Mahopac National Bank, the Tompkins Financial community banking affiliate serving the Hudson Valley region.

The six former Sleepy Hollow Bank branches are reopening today as Mahopac National Bank’s Sleepy Hollow Division, and are located in the Westchester County communities of Sleepy Hollow (2), Pleasantville, Ossining, and Yonkers (2). With the addition of the former Sleepy Hollow Bank branches, Mahopac National Bank is now a community bank with $750 million in assets and fifteen branches serving Westchester, Putnam, and Dutchess Counties.

Mahopac National Bank President and CEO Gerald J. Klein, Jr. said, “We are excited about the merger because it is an excellent fit in terms of the shared community banking culture of the two organizations. Our new customers will find the same friendly and experienced staff, exceptional service, and, through our Tompkins Financial affiliates, additional capabilities such as wealth management and trust services.”

Mahopac National Bank Chairman William D. Spain, Jr. said “By expanding our presence in Westchester beyond our Mount Kisco office, we can offer enhanced convenience to all our customers in the region. Our new customers and staff will find that our company is deeply committed to their success and the vitality of the communities we serve.”

Tompkins Financial President and CEO Stephen S. Romaine said “Westchester County is a dynamic and important market for Tompkins Financial, offering opportunities for our local community banking subsidiary Mahopac National Bank, as well as our other financial services companies. We’ve had a good partnership with John J. Hughes, Jr., Chairman, President and CEO of Sleepy Hollow Bancorp, throughout the merger and we’re pleased that he will continue his affiliation with us in a key business development role.”

Tompkins Financial Corporation is a financial services holding company with $2.5 billion in total assets headquartered in Ithaca, New York. In addition to Mahopac National Bank, its subsidiaries include Tompkins Trust Company and its Tompkins Investment Services division, The Bank of Castile, Tompkins Insurance Agencies, Inc., and AM&M Financial Services, Inc. Tompkins Financial (TMP) trades on AMEX.